Exhibit 21

VULCAN MATERIALS COMPANY

SUBSIDIARIES

As of December 31, 2011

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization	% Owned Directly or Indirectly by Vulcan

Atlantic Granite Company	South Carolina	66-2/3
Azusa Rock, Inc.	California	100
Brooksville Quarry, LLC	Florida	50
BWIP, Inc.	Maryland	100
Calizas Industriales del Carmen, S.A. de C.V.	Mexico	100
CalMat Co.	Delaware	100
CalMat Leasing Co.	Arizona	100
Chesapeake Marine Partnership	Maryland	100
D C Materials, Inc.	District of Columbia	100
Delmarva Aggregates, LLC	Delaware	80
FlaCem, LLC	Florida	100
Florida Cement, Inc.	Florida	100
Florida Rock Industries, Inc.	Florida	100
Freeport Aggregates Limited	Bahamas	100
FRI Bahamas Ltd.	Bahamas	100
FRK Putnam, LLC	Florida	100
Fulton Concrete Company, Inc.	Georgia	100
Harper Bros. Inc.	Florida	100
Heritage Logistics, LLC	Delaware	100
Legacy Vulcan Corp.	New Jersey	100
Maryland Rock Industries, Inc.	Maryland	100
Maryland Stone, Inc.	Maryland	100
MedTex Lands, Inc.	Texas	100
Mule Pen Quarry Corporation	Delaware	100
Palomar Transit Mix Co.	California	100
Patapsco Properties, Incorporated	Maryland	100
Rail Services & Storage East Coast, Inc.	South Carolina	100
Rancho Piedra Caliza, S.A. de C.V.	Mexico	100
RECO Transportation, LLC	Delaware	100
Rockland LLC	Florida	100
S & G Concrete Co.	North Carolina	100
S & G Prestress Company	North Carolina	100
Salisbury Towing Corp.	Maryland	100
Soportes Tecnicos Y Administrativos, S.A. de C.V.	Mexico	100
Southwest Gulf Railroad Company	Texas	95
Statewide Transport, Inc.	Texas	100
TCS Materials, Inc.	Virginia	100
The Arundel Corporation	Maryland	100
Triangle Rock Products, Inc.	California	100
Virginia Concrete Company, Incorporated	Virginia	100
Vulcan Aggregates Company, LLC	Delaware	100
Vulcan Construction Materials, LLC	Delaware	100
Vulcan Construction Materials, LP	Delaware	100
Vulcan Gulf Coast Materials, Inc.	New Jersey	100
Vulcan Gulf Coast Materials, LLC	North Carolina	100
Vulcan Lands, Inc.	New Jersey	100
Vulica Shipping Company, Limited	Bahamas	100

Exhibit 21